Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 filed on April 11, 2023 of 22nd Century Group, Inc. of our report dated July 19, 2022 relating to the combined consolidated financial statements of GVB Biopharma incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts".

Armanino LLP

/s/ Armanino LLP

Woodland Hills, California

April 11, 2023